Exhibit 4.1

GVI SECURITY SOLUTIONS, INC.
SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT made as of this __ day of October, 2006 between GVI Security Solutions, Inc., a Delaware corporation (the “Company”), and ___________________ (the “Subscriber”).

WHEREAS, the Company desires to issue up to 100 units (the “Units”), in a private placement (this “Offering”), each Unit consisting of $45,000 principal amount of 6% Subordinated Secured Convertible Promissory Notes (the “Notes”) in the form attached as Exhibit A hereto, and 1,250,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), on the terms and conditions hereinafter set forth, and the Subscriber desires to acquire the number of Units set forth on the signature page hereof; and

WHEREAS, the Notes will be (i) secured by the assets of the Company pursuant to a Security Agreement in the form of Exhibit B (the “Security Agreement”), between the Company and W-net, Inc. as collateral agent (the “Agent”) for the subscribers in the Offering, and (ii) subordinated to the Company’s obligations to Laurus Master Fund Ltd. (“Laurus”) pursuant to a Subordination Agreement in the form of Exhibit C hereto, between Laurus, the Company and the subscribers in the Offering;

WHEREAS, the Agent is an affiliate of David Weiner, the managing member of GVI Investment Company LLC (“GVI Investment”), a subscriber in the Offering;

WHEREAS, the subscribers in the Offering will appoint the Agent to act as collateral agent for such subscribers under the Security Agreement pursuant to the Agency Appointment Agreement in form of Exhibit D hereto; and

WHEREAS, the subscribers in the Offering will enter into a voting agreement in the form of Exhibit E (the “Voting Agreement”) under which each such subscriber will agree to vote its shares of Common Stock as provided therein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units as is set forth upon the signature page hereof at a price equal to $50,000 per Unit, and the Company agrees to sell such Units to the Subscriber for said purchase price. The purchase price for the Units is payable by delivery of a certified or bank check made payable to Stubbs Alderton & Markiles, LLP Trust Account F/B/O GVI Security Solutions Inc., or by wire transfer to the following account:

Account Name:	Stubbs Alderton & Markiles, LLP Trust Account.
Bank Name:	National Bank of California
Bank Address:	14724 Ventura Boulevard
Sherman Oaks, CA 91403
ABA#:	122039360
Account #:	003209873
Reference:	F/B/O GVI Security Solutions, Inc.

The Notes and certificates evidencing the shares of Common Stock purchased in the Offering will be delivered by the Company within ten days following the consummation of this Offering.

1.2 The Subscriber recognizes that the purchase of Units involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (ii) he may not be able to liquidate his investment; (iii) transferability of the securities comprising the Units is extremely limited; (iv) the Company does not currently have a sufficient number of shares of authorized Common Stock to permit the conversion of the Notes or the payment of in kind interest thereon, and will need to amend its certificate of incorporation to increase its authorized shares of Common Stock and/or effect a reverse split of its outstanding Common Stock; and (v) the Company may be unable to repay the Notes without obtaining additional financing.

1.3  The Subscriber represents and warrants that it is an “accredited investor” as such term in defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that it is able to bear the economic risk of an investment in the Units. Specifically, Subscriber is (check appropriate items(s)):

___
(i) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Adminis-tration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and main-tained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___	(ii) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___
(iii) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

___	(iv) a director or executive officer of the Company;

___	(v) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

___
(vi) a natural person who had an individual income (not including his or her spouse’s income) in excess of $200,000 in 2004 and 2005 or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching such income level in 2006;

___
(vii) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person having such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks entailed in the purchase of the Shares; or

___
(viii) an entity in which all of the equity owners are Accredited Investors (if this alternative is checked, Subscriber must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor).

1.4 The Subscriber acknowledges that it has prior investment experience, and that Subscriber recognizes the highly speculative nature of this investment.

1.5 The Subscriber acknowledges that it has been furnished by the Company during the course of this transaction with all information regarding the Company that it has requested and; that it has been afforded the opportunity to meet with, ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of this Offering.

1.6 The Subscriber acknowledges that this Offering may involve tax consequences, and that the Company has not provided tax advice or information to the Subscriber. The Subscriber acknowledges that it must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Units.

1.7 The Subscriber acknowledges that this Offering has not been reviewed by the United States Securities and Exchange Commission (“SEC”) because of the Company’s representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) and/or 3(b) of the Securities Act. The Subscriber represents that the Notes and shares of Common Stock comprising the Units are being purchased for its own account, for investment and not for distribution or resale to others. The Subscriber agrees that it will not sell or otherwise transfer the Notes or such shares of Common Stock unless they are registered under the Securities Act or unless an exemption from such registration is available.

1.8 The Subscriber understands that there is no public market for the Notes and the shares of Common Stock included in the Unit have not been registered under the Securities Act. The Subscriber understands that Rule 144 (the “Rule”) promulgated under the Securities Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands that the Company is currently a reporting company but makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber agrees that the Company may, if it desires, permit the transfer of the Notes, the shares of Common Stock issuable upon conversion of the Notes, if any (the “Conversion Shares”), and the shares of Common Stock included in the Units (the “Unit Shares” and, together with the Notes, Conversion Shares and Unit Shares, the “Securities”) out of Subscriber’s name only when Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state “blue sky” laws.

1. 9 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

1.10 The Subscriber acknowledges that if he is a Registered Representative of an NASD member firm, he must give such firm the notice required by the NASD’s Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

II.	REPRESENTATIONS BY THE COMPANY

2.1 The Company represents and warrants to the Subscriber that prior to the consummation of this Offering and on the date of the Closing:

(a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

(b) The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Units and the securities contained therein will have been duly taken and approved.

(c) The Notes and Unit Shares have been duly and validly authorized, and when issued and paid for in accordance with the terms hereof, will be valid and binding obligations of the Company enforceable in accordance with its terms.

III.	TERMS OF SUBSCRIPTION; CLOSING

3.1 The subscription period will begin as of September 28, 2006 and will terminate at 11:59 p.m. Eastern time on October 3, 2006, unless extended by the Company for up to an additional thirty (30) days (the “Termination Date”). Such extension may be effected without notice to the Subscribers.

3.2 As compensation for its services in connection with the Offering, the Company will issue to the Agent and/or its designees, upon the closing of the Offering (the “Closing”) a five-year warrant to purchase that number of shares of Common Stock equal to 7.5% of the aggregate of the shares of Common Stock included in the Units sold in the Offering and the shares of Common Stock underlying the Notes sold in the Offering.

3.3 Pending the sale of the Units and satisfaction of or waiver of the conditions set forth below, all funds paid hereunder shall be held in escrow. If the Company shall not have obtained subscriptions (including this subscription) for purchases of $4,000,000 on or before the Termination Date, then this subscription shall be void and all funds paid hereunder by the Subscriber, without interest, shall be promptly returned to the Subscriber.

3.4 The Company intends to use $3,000,000 of the net proceeds of the Offering to pay amounts owing to Samsung Electronics Co., Ltd. (“Samsung”). The Company intends to use the balance of the net proceeds of the Offering to pay fees and expenses incurred in connection with the Offering and for working capital and general corporate purposes.

3.5 The Closing of the Offering shall be subject to satisfaction or waiver of the following conditions, all of which may be waived by GVI Investment, in its sole discretion:

(a) The Company shall have entered into an agreement with Samsung under which Samsung has agreed to commence shipping products to the Company and to continue to supply the Company with security products until December 31, 2010.

(b)  Laurus shall have entered into an agreement with the Company (i) eliminating the convertibility of its promissory notes, (ii) extending the final maturity of its loans to December 31, 2007, and (iii) eliminating prepayment penalties under the Company’s indebtedness to Laurus.

(c) The current directors of the Company other than Steve Walin shall have resigned, and the Company’s Board of Directors shall consist of Steve Walin, Joe Restivo, David Weiner (Chairman), and two additional directors designated by GVI Investment.

(d) Each of the subscribers in the Offering shall have entered into the Voting Agreement with respect to (i) an amendment to the Company’s Certificate of Incorporation effecting a reverse stock split of the Common Stock, and (ii) an amendment to the Company’s 2004 Long-Term Incentive Plan increasing the number shares of Common Stock available for issuance thereunder.

IV.	REGISTRATION RIGHTS

4.1 Not later than 120 days following the Closing Date, the Company shall file with the SEC a registration statement on Form S-1 or such other form available to the Company under the Securities Act in order to register for resale and distribution by the holders of the Securities (the “Holders”) all Conversion Shares, Unit Shares and shares of Common Stock that may be issued in payment of interest under the Notes (collectively, “Registrable Securities”), and shall thereafter use its best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter. Thereafter, subject to Section 4.7, the Company shall use commercially reasonable efforts to keep such registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resale of the Registrable Securities, for a period expiring on the earlier to occur of (i) the date when all Conversion Shares and Unit Shares no longer constitute Registrable Securities and (ii) the second anniversary of the effective date of such registration statement. As to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when (a) such securities shall have been disposed of in accordance with a method of disposition contemplated by the registration statement, (b) such securities may be sold without volume limitation pursuant to Rule 144(k) under the Securities Act (or any successor provision thereto), or (c) such securities shall have ceased to be outstanding.

4.2  The Company will, until such time as the Registrable Securities no longer constitute Registrable Securities:

(i) furnish to the Holders participating in such registration such reasonable number of copies of the prospectus as may be necessary in order to facilitate the public offering of such securities;

(ii) use its best efforts to register or qualify the securities covered by the registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to taxation in any such jurisdiction;

(iii) notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(iv) notify the Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

(v) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

4.3  All fees, costs and expenses of and incidental to the registrations pursuant to Sections 4.1 shall be borne by the Company. The fees, costs and expenses of registration to be borne by the Company as provided above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided above). Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above shall be borne by the Holders.

4.4 The Company will indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Section 4.1 hereof, its directors and officers, and any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

4.5 Each Holder of Registrable Securities included in a registration pursuant to the provisions of Section 4.1 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.

4.6 Promptly after receipt by an indemnified party pursuant to the provisions of Sections 4.4 or 4.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Sections 4.4 or 4.5, promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 4.4 or 4.5 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

4.7 The Company may suspend the effectiveness of the registration statement, or, without suspending such effectiveness, instruct the Subscriber that no sales of Registrable Securities included in the registration statement may be made if, in the Company’s reasonable judgment, an event or circumstance occurs and is continuing as a result of which such registration statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the good faith judgment of the Board of Directors of the Company, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (a “Suspension Period”) by providing the Subscriber with written notice of such Suspension Period and the reasons therefor. The Company shall use its reasonable efforts to provide such notice a reasonable number of days prior to the commencement of a Suspension Period, provided that in any event the Company shall provide such notice no later than the commencement of such Suspension Period. The Suspension Period shall not exceed 90 days in any calendar year. In addition, the Company shall not be required to keep the registration statement effective, or may without suspending such effectiveness instruct the holders of Registrable Securities included in the registration statement not to sell such Registrable Securities, during any period during which the Company is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales (“Supplemental Suspension Period”) and such Supplemental Suspension Period shall not be included in the calculation of the Suspension Period referred to above. The Company shall give prompt written notice to Subscriber of the termination of any Suspension Period or Supplemental Suspension Period.

V.	MISCELLANEOUS

5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at 2801 Trade Center Drive, Suite 120, Carollton, Texas 75007, Attn: Joseph Restivo, and to Subscriber at his address indicated on the signature page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

5.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

5.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by each Subscriber, this Subscription Agreement shall become a binding obligation of each Subscriber with respect to the purchase of the Units as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

5.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

5.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

Signature of Subscriber	Signature of Co-Subscriber

Name of Subscriber	Name of Co-Subscriber
[please print]	[please print]

Address of Subscriber	Address of Co-Subscriber

Social Security or Taxpayer	Social Security or Taxpayer Identification
Identification Number of Subscriber	Number of Co-Subscriber

Purchase Price of Units Subscribed For

*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Rule 3050 of the NASD Conduct Rules.	Subscription Accepted:

GVI SECURITY SOLUTIONS, INC.
Name of NASD Member Firm	By:
Name: Steven Walin Title: Chief Executive Officer
By
Authorized Officer

EXHIBIT A
FORM OF NOTES

EXHIBIT B
FORM OF SECURITY AGREEMENT

EXHIBIT C
FORM OF SUBORDINATION AGREEMENT

EXHIBIT D
FORM OF AGENCY APPOINTMENT AGREEMENT

EXHIBIT E
FORM OF VOTING AGREEMENT